Exhibit 3.16
CERTIFICATE OF AUTHENTICITY OF MEDICAL RECORDS
Medical Records Custodian
Central Baptist Hospital
1740 Nicholasville Road
Lexington, KY 40503-1431
     I,                                                             , the undersigned, do hereby certify that I am the                                                              (title or position) for Central Baptist Hospital and that I have reviewed the records attached hereto showing treatment information for Barbara Dison [D.O.B. 12/29/1963; SSN: ###-##-####].
     I further certify that (1) the attached copies of records for which this certification is made consist of                                          pages and are true reproductions of the original records maintained by Central Baptist Hospital, (2) that the records were made at or near the time of the occurrence of the matter set forth by, or from information transmitted by, a person or persons with knowledge of those matters, (3) that the original records are kept in the course of a regularly conducted activity and, (4) that the records were made by the regularly conducted activity as a regular practice.

(Signature)

COMMONWEALTH OF KENTUCKY	)
)
COUNTY OF	)

     The foregoing Certification was subscribed and sworn to before me by                                                             , on the                    day of                                         , 2006.

Notary Public

My commission expires: